                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      AMENDMENT NO. 1 TO CURRENT REPORT ON

                                    FORM 8-K

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


       Date of Report (Date of Earliest Event Reported): January 14, 2000

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     0-23761
                                     -------
                                   (Commission
                                  File Number)


            Delaware                                               33-0751685
------------------------------------                           -----------------
   (State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization Number)                           Identification)


      Taubenstrasse 20, D-10117, Berlin                                10117
-----------------------------------------------------          -----------------
 (Address of principal executive offices)                          (Zip Code)



                                 49 30 201 7780
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

                        KURCHATOV RESEARCH HOLDINGS, LTD.
                        ---------------------------------
         (Former name and former address, if changed since last report)
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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective January 14, 2000, Advanced Technology Industries, Inc. ("we" or "us"), a Delaware corporation, acquired all the outstanding shares of common stock of Aberdeen Acquisition Corporation ("Aberdeen"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 400,000 shares of our common stock, plus $150,000 in cash (the "Acquisition"). As a result, Aberdeen became our wholly-owned subsidiary.

         The Acquisition was approved by the unanimous consent of our Board of Directors on January 14, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Prior to the Acquisition, we had 14,695,911 shares of common stock issued and outstanding and 15,095,911 shares of common stock issued and outstanding following the Acquisition.

         Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, we elected to become the successor issuer to Aberdeen for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective January 14, 2000.

Business of Advanced Technology Industries, Inc.
------------------------------------------------

General
-------

         Advanced Technology Industries, Incorporated ("we" or "us"), was incorporated under the laws of the State of Delaware on October 25, 1995. We were organized to identify, assess, acquire and capitalize on innovative technologies introduced and developed by scientists throughout the world with particular emphasis on technologies originating in Israel, Russia and Germany.

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         Until recently, our principal activities encompassed identifying, reviewing and assessing technologies for their commercial applicability and potential. As of the date hereof, we have:

         o made investments in or otherwise acquired interests in three technologies, namely, a heating element technology, a waste conversion technology and, a silicon (EKOR) compound technology; and

         o acquired 100% of Cetoni Umwelttechnologie-Entwicklungs GmbH, a German company engaged in the development of consumer products.

         Our focus in the near term will be to:

         o   successfully commercialize our acquired technologies; and

         o continue to identify and acquire new technologies, specifically in Israel, Russia and Germany.

         We acquire interests in a portfolio of technologies and companies. Daily operation of our companies in which we have stock ownership is handled directly by each company's existing management. All acquired technologies and companies function fully autonomous of us. When we acquire an interest in a company, we negotiate for representation on its board of directors. Our designated representative is responsible for monitoring all aspects of our investment and reporting material events directly to our Board of Directors. In instances where we own a controlling interest in a portfolio company, we have the ability to direct the development, marketing, and commercialization of products. However, where we own only a minority interest or do not otherwise exercise control over a portfolio company we must rely upon and be governed by the decisions of management of those companies concerning those matters. In addition, where we have a non-controlling interest in a portfolio company, in the absence of other agreements (such as revenue sharing agreements), we will earn revenues from the portfolio company only in the form of dividends which may be declared by the portfolio company and the declaration of said dividends are solely within the discretion of the Board of Directors of the portfolio company.

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Portfolio Technologies and Companies
------------------------------------

         Described below are the various technologies in which we presently own an interest.

         We have acquired a 20% interest in each of two Israeli companies, Flexitech, Ltd. ("Flexitech") and Pirocat, Ltd. ("Pirocat"). Flexitech has developed a heating element which can be printed on a thin film substrate and Pirocat has developed a technology which allows for conversion of plastic waste into fuel which can be used to produce gasoline, diesel fuel and heating oil.

                  A. Polymer Heating Element ("PHE") Technology.

         PHE technology allows for the application of a proprietary polymer thick film onto a polymer, ceramic or metal surface, which, when charged with an energy source, emits heat. The surface to which the film is applied becomes a heating element, thereby allowing for the application of heat directly to the surface to be heated. The more energy supplied to the polymer film, the higher the temperature emitted. The heating element involved is highly conductive, flexible and energy efficient. The proprietary film which forms the basis of the PHE technology may be applied onto multidimensional surfaces. The advantages of the PHE technology over the existing heat sources include its higher heat dissipation from the unit surface on the surface to be heated, its durability, versatility, very low thermal mass and high price competitiveness with similar heat technologies. The commercial applications of the PHE technology may include consumer heating appliances, automotive industry for heated rear view mirrors and industrial machinery requiring heating elements.

                  B. Organic Waste Conversion Technology.

         Organic Waste Conversion technology represents a process whereby organic elements present primarily in plastics are converted into liquid fuel base products which are used to make market grade gasoline, diesel fuel and fuel oils. The process is based on pyrolisis and catalytic cracking of the hydrocarbons and fluidized bed technologies, which have been in use for many years. More specifically, pyrolisis is the process of heating plastic into a liquid. Once liquified, plastic is subjected to catalytic cracking whereby the plastic is broken down to elemental components, including hydrocarbons, which comprise fuels such as gasoline. The process, when developed may offer oil products that are both ecologically cleaner and more economical to produce.

         We have entered into agreements with Ofek Le-Oleh Foundation, Ltd. (the "Foundation"), an Israeli company with the authority to manage and distribute Israeli government funds needed to create the infrastructure for incubation technologies. We have acquired a 20% equity interest in each of Flexitech, Ltd. and Pirocat, Ltd. We have agreed to pay to each of Flexitech and Pirocat the sum of $60,000 in four tranches of $15,000 each, the first three of which have been paid to date. The agreements further provide that the inventor of the technology has an option to purchase an additional 20% to 25% of the common equity of each company from the Foundation for a sum to be determined in the future, which options are exercisable for a period of 90 days commencing after the first year of the Development Period (defined in each agreement as the period during which the Foundation or the Israeli Technology Company is being financed by the government of Israel). In addition, we have entered into a verbal agreement with the inventors of each technology which permit us to (i) acquire from them an additional 31% of each corporation's common equity, which verbal options are exercisable at any time during the Development Period, each at an exercise price to be negotiated in the future, (ii) acquire from the inventor of the technology the shares of each company's stock which he has the option to acquire from the Foundation, and (iii) direct the voting of the common equity in said entities owned by the inventors of each of the technologies, giving us voting control of each of Flexitech and Pirocat. There is no assurance that if and when such options become exercisable we will have sufficient funds to exercise any of them.

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         Each of Flexitech and Pirocat are required to pay the Foundation a royalty equal to 3% of the total annual revenues generated from the technologies or products derived therefrom for the first three years after execution of the respective agreements governing the transfer of the technology to us. The royalty payable to the Foundation increases to 4% for the ensuing three years, to 5% for the three years thereafter until all funds invested by the Foundation in each of Flexitech and Pirocat have been repaid.

         At all times, we are represented by our agent on each of Flexitech's and Pirocat's Board of Directors, which is comprised initially of four persons, including two directors appointed by the Foundation and a director appointed by the scientist, and all decisions of the Board must be carried by a majority of the directors.

         During the Development Period (generally two years commencing as of the date of registration of the project as an Israeli corporation), the sale or other transfer of 25% or more of the inventor's equity of each of Flexitech and Pirocat requires the consent of the Chief Scientist of the Israeli Ministry of Commerce and Technology. In the event we wish to transfer our shares in either company, we would be required to pay to the Foundation a sum equal to 25% of the value we receive for our shares in either company. Our options to acquire the common equity of Flexitech and Pirocat from the respective inventors of the technologies are exercisable within such two-year periods and any acquisition of the common equity purchasable thereunder will, therefore, require the Chief Scientist's consent. Although we presently expect, based upon discussions with the Chief Scientist's office that, if requested, such consent would be given, there is no assurance that such consent will be obtained.

         EKOR COMPOUND TECHNOLOGY

         We have acquired from Eurotech, Ltd., a former affiliate, an interest which entitles us to receive 2% of the gross revenues generated by Eurotech from the sale, licensing and servicing of a certain Silicon Compound Technology (the "EKOR Compound"). EKOR Compound is a patented silicon geo-polymer developed by scientists at the Kurchatov Institute in Moscow, Russia, specifically designed and developed for possible containment of ecologically hazardous radioactive materials that persist from the 1986 explosion of the Chernobyl Nuclear Power Plant Reactor 4 in Chernobyl, Ukraine. Application of the EKOR Compound foam layer is intended to contain radioactive dust in an enclosed area by forming a permanent barrier between the soil and the air thus trapping the contamination. Eurotech, Ltd. has advised us that in tests conducted at the Kurchatov Institute, the EKOR Compound has been shown to be highly resistant to radiation and structural degradation from exposure to radiation, and is fire-resistant, water-proof, and capable of being formulated in densities that display considerable structural strength and weight-bearing properties. Eurotech has stated that in high dosage radiation tests, the EKOR compound has met or exceeded all specifications for containment materials developed by the Chernobyl authorities. Eurotech has exclusive licensing rights to the production and application of this compound, with the exception of the Former Soviet Union, and is marketing it to the nuclear waste industry as a tested material capable of containing radioactive waste for hundreds of years. Eurotech has publicly stated that the EKOR compound has completed preliminary field and laboratory testing and Eurotech has begun commercialization of the product. Eurotech advises us that the EKOR compound has completed all testing.

         Our interest in the EKOR Compound is based upon a series of agreements between us and Eurotech. During 1996, we entered into an agreement with Eurotech, Ltd. which entitled us to receive 50% of the net profits (after deducting development costs and related expenses attributable to EKOR) derived from the sale or licensing by Eurotech of the EKOR Compound. In addition, pursuant to two separate oral agreements, Eurotech granted to us the right to
(i) manufacture EKOR Compound and (ii) develop and manufacture the equipment by which the EKOR Compound is applied. We funded the development of two generations of EKOR Compound mixing and application equipment.

         By agreement dated November 30, 1999, we transferred to Eurotech all of our rights to an interest in the EKOR Compound, including the right (i) to receive 50% of the net revenues derived by Eurotech from the EKOR Compound, (ii) the right to manufacture the EKOR Compound and (iii) the right to manufacture the EKOR Compound mixing and application equipment. In consideration of ceding these rights, Eurotech (i) issued to us 2,000,000 restricted shares of its common stock (each share of which was traded at $5 on April 27, 2000 having an aggregate value of $10,000,000) with demand registration rights, for which we would be responsible for all costs, (ii) granted to us a right to receive 2% of the gross revenues derived by Eurotech from the sale, service and licensing of the EKOR Compound, (iii) returned to us for cancellation 6,795,000 shares of our common stock;(iv) assumed $1,200,000 of our debt (which included $750,000 of debt plus accrued interest incurred by us pursuant to certain 8% Convertible Debentures issued by us in 1999) and (v) transferred all of its right, title and interest in and to a certain resealable can technology which we had contracted to purchase from Eurotech earlier in 1999. We and through our wholly-owned subsidiary had paid a total of $150,000 towards the total purchase price of $495,000. Our obligation to pay an additional $345,000 in cash for the right to the resealable can technology was extended by Eurotech until September 30, 2000.

         CONSUMER PRODUCTS

         By agreement dated December 6, 1999, we acquired all of the outstanding shares of the capital stock of Cetoni Umwelttechnologies-Entwicklungs GmbH ("Cetoni"). Cetoni is a German based design and engineering firm focused on developing and patenting technologies and products for the consumer market. Since 1995, Cetoni has successfully designed and patented products for the beverage, automotive accessory, sport, healthcare, household, office and general consumer markets. Cetoni's products are designed to fill a gap in a market where products do not exist or to make a significant improvement over products currently serving the target market. The markets for Cetoni's products are the consumer beverage (resealable aluminium beverage can and resealable tetra pak carton), automotive accessory (Tool Star, Rain Safe, Car Plus and Ring Memory), healthcare (Pharmaceutical packaging and Table Boy), household goods (butter dish, sugar dispenser, candy dispenser, fruit peeler and fruit peeler with tray) sports (Power Ball and Walk and Roll), office (Desk Organizer) and overall general consumer markets (Light Boy, Inflatable Umbrella, Mega Contour, Cleaning Center, Alarm Transmission System and Multi-Table System). Cetoni markets its products by way of strategic partnerships and through entering into global distribution agreements with major product wholesalers. Cetoni has completed the research and development stage on the majority of its products and believes that they are ready for commercialization in consumer markets. Cetoni has entered into manufacturing agreements for the Tool Star, Rain Safe and Household Consumer Goods. These agreements are with manufactures located in low cost countries which management believes allows Cetoni to offer quality products at competitive prices. It is anticipated that the main emphasis for Cetoni in the calendar year will be on the successful commericialization of its beverage packaging products (resealable aluminum beverage can and resealabe tetra pak carton), automotive accessory products (Tool Star) and office products (desk organizer).

         Pursuant to our agreement to acquire Cetoni, we issued 5,000,000 shares of our common stock to the holder of all of the authorized capital stock of Cetoni and agreed to assume up to DM4,500,000 ($2,250,000) of Cetoni's liabilities.

Marketing.
---------

         Our primary business focus is the acquisition and commercialisation of advanced technologies and the commercial products that result from these efforts. We anticipate that e-commerce, automotive manufacturing, chemical manufacturing, radioactive contamination containment, beverage packaging, general consumer, and transportation markets will be the primary markets for our products and technologies. We have limited experience in marketing of products and services in these fields and intend to rely on licensing and joint venture opportunities with multinational companies for the marketing and sale of its technologies. Consequently, we will rely on our distribution partners and affiliates to market our technologies world-wide.

         We believe that several of our acquired technologies and products are ready for commercialisation and marketing. As a result, we will devote significant business activities and resources to the successful commercialisation and marketing of our acquired technologies and products. We also have little experience marketing products of a technological or consumer nature. The introduction of a new product or technology into the market place requires vast capital resources and an increase in corporate personnel. Our product marketing relies on the development of strategic alliances with global distributors. This places the burden of marketing the products directly on the strategic partners and keeps our cost risk low and reduces the amount of capital resources we need to operate successfully. Conversely, the risks include the inability to locate the proper partner and or the partner is ineffective.

         By the acquisition of Cetoni, we acquired a wide range of basic consumer products that will be distributed both at the retail and wholesale level worldwide. Cetoni's marketing plan is focused on developing strategic alliances with global product distributors. Cetoni has entered into discussions with several global product distributors that have expressed an interest in marketing and distributing Cetoni's products on a world-wide basis. No agreements have been entered into as of the date of this filing and no assurance can be given that any agreement will be consummated as a result of these discussions. It is believed that this strategy will reduce required marketing expenditures and lower the overall risk profile of the firm. All product manufacturing is outsourced to producers located in low cost countries. Current manufacturing for Cetoni's products are with producers located in Kiskinfelegyhazo, Hungary and Jimbolia, Romania. These agreements relate to the manufacture and distribution of the Tool Star and household products. Management of Cetoni believes this strategy will allow its products to achieve market acceptance based upon competitive prices as well as superior quality.

Competition.
------------

         Competition in all of the areas in which we own and propose to purchase technologies is intense. We compete against a wide range of companies, universities, think-tanks, consumer product companies and others, most which possess substantially greater financial and marketing resources and experience than us. Competition in our core business segments is typically based on product recognition and acceptance, price, and sales and marketing expertise and resources. Any one or more of our competitors or other enterprises not presently identified by or known to us may develop technologies and/or products which are superior to ours, less expensive than our products and technologies or market more successfully existing or new competing products and technologies.

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Government Regulation.
----------------------

         We are not aware of any U.S. or foreign laws or regulations that govern the marketing, sale or use of any of its present technologies, other than U.S., Russian and Western European environmental safety laws and regulations pertaining to the containment and remediation of radioactive contamination and the toxicity of materials used in connection therewith (in the case of the EKOR compound). Based on the results of tests conducted at the Kurchatov Institute, Eurotech believes that the EKOR compound meets applicable U.S. and German regulatory standards. However, there can be no assurance that more stringent or different standards may not in the future be adopted or applied depending on EKOR'S intended use, or that if adopted or applied, they will not materially increase the cost to Eurotech of licensing and using the EKOR compound, or prevent its use altogether. Moreover, there can be no assurance that any or all jurisdictions in which we presently operate or in the future may conduct our business will not enact laws or adopt regulations which increase the cost of or prevent us from licensing or marketing its other technologies or otherwise doing business therein. Particularly in the cases of Russia and Ukraine, the enactment of such laws or the adoption of such regulations may have a presently unquantifiable, substantial adverse impact on our financial condition, business and business prospects.

Intellectual Property.
----------------------

         Set forth below is a description of all intellectual property rights owned by us and Cetoni.

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         Israeli PHE and Waste Conversion Patents. We have entered into exclusive patent arrangements with Flexitech and Pirocat concerning Heating Element and Waste Conversion technologies. Patent applications for these technologies have been filed in Israel. We intend to file additional patent applications in the industrial countries of the world.

         EKOR Compound Technology. Eurotech, Ltd. holds all right, title and interest, inclusive of all patent and other intellectual property rights, in and to the EKOR Compound technology in Canada, China, Japan, Republic of Korea, the United States of America, Ukraine and all member countries of the European Patent Agreement until August 1, 2014. On March 23, 1999 Euro-Asian Physical Society ("EAPS") was issued a patent on the process for manufacturing its EKOR Compound from the United States Patent and Trademark Office, Patent No. 5,886,060. On November 28, 1997, the Ministry of Health of the Russian Federation certified the EKOR Compound and its components as non-toxic, thereby allowing for EKOR's production, delivery, sale and use in the Russian Federation.


         Cetoni has applied for patents covering twenty-two products developed through its in-house research and development department in the major industrial countries in the world. Currently, 17 patents and design patents have been granted.


Internet strategy.
------------------

         We are in the process of establishing a Web site in which we will list all of our technologies and other relevant information. We expect to have our Web site operational during the second quarter, 2000. We are organizing and listing our technologies on well-known technology related internet sites. These sites allow companies to list developed technologies and enter into technology license or cross-license agreements. In addition, as our technologies and products enter into commercialialization, specific homepages will be developed for customers and investor information. We believe that developing a successful Internet strategy is paramount with the distribution of our products and technologies.

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Employees.
----------

         We currently employ four full-time and no part-time employees. We engage a number of independent consultants to assist in the identification, assessment, acquisition and marketing of technologies in the regular course of our business. Our subsidiary, Cetoni, currently employs seven full-time and one part-time employee. Cetoni's employees engage in product research, development and marketing. We have good relations with our employees.

Facilities.
-----------

         We maintain our principal executive offices at Taubenstrasse 20, D-10117 Berlin, Germany where we have leased 192 square meters of office space. We have leased this facility for a term of five years at a monthly rent of DM10,088, or $6,505, subject to annual adjustment.

         Cetoni's principal executive offices are located in Passau, Germany. The 220 square meter executive space is located at Patriching 26, D-94034 Passau, Germany and its telephone number is (49) 851 955 260. The facility is leased at a monthly rent of $750 (DM1500). The lease has no expiration date and may be terminated by either party with one months notice. This facility is leased from the sister-in-law of the former principal shareholder of Cetoni.

Legal Proceedings
-----------------

         We are not aware of any current outstanding litigation involving us nor are we aware of any pending actions or claims against us.

Risk Factors.
-------------

         Set forth below are certain risks and uncertainties relating to our business. These are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business, operating results or financial condition could be materially adversely affected.

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OUR ACCOUNTANTS HAVE EXPRESSED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING
CONCERN

         The report of our independent public accountants and the notes to our financial statements included elsewhere in this document state that the continuation of our business as a going concern depends, among other things, on:

o obtaining additional funds to develop and implement our marketing plan and to complete the commercialization of our present technologies;

o        the generation of significant future revenues and income; and

o        market acceptance of our technologies and products

We can provide no assurance that we will be able to achieve any of the foregoing. See "Financial Statements - Independent Auditor's Report, - Note 1" and "Risk Factors - Need for Additional Financing; Possibility of Future Dilution."

WE HAVE A LIMITED OPERATING HISTORY; WE HAVE NOT GENERATED ANY REVENUES FROM OPERATIONS; WE EXPECT TO INCUR SIGNIFICANT ADDITIONAL LOSSES.

            We were incorporated in 1995 and have conducted only limited operations to date consisting primarily of activities related to identifying and acquiring our technologies and products. We are subject to all of the business risks associated with a new enterprise, including, but not limited to:

         o   our inability to successfully market our technologies and products;

         o   risks of unforeseen capital requirements;

         o   failure of market acceptance of our technologies and products;

         o   failure to establish business relationships; and

         o competitive disadvantages as against larger and more established companies.

         At December 31, 1999, we had stockholders' equity of $743,430, working capital of $697,942, and an accumulated deficit since inception of $3,697,340.

            We anticipate that we will continue to incur significant operating losses through 2000. We may incur additional losses thereafter, depending upon our ability to generate revenues from the license or sale of our technologies and products or to enter into any or a sufficient number of joint ventures or collaborations working. We have had no meaningful revenues to date. Although our management believes that we may recognize revenues during 2000, based on expressions of interest from third parties to acquire licenses to use our technologies and purchase our products, there can be no assurance as to when or whether we will be able to commercialize our products and technologies and realize any revenues therefrom. Our products and technologies have never been utilized on a large-scale commercial basis.

NEED FOR ADDITIONAL FINANCING; POSSIBLE LOSS OF ISRAELI TECHNOLOGIES; POSSIBILITY OF FUTURE DILUTION

            In order to fully implement our business plan and marketing strategy, we will require significant additional capital. Future capital requirements could vary significantly and will depend upon certain factors, many of which are not within our control. Factors which may bear on our future capital requirements include:

         o the timing of licensing of our technologies and sales of our products;

         o   market acceptance of our technologies and products;

         o the existence and terms of any licensing and/or joint venture agreements for the marketing and sales of our technologies and products; and

         o the ongoing development and testing of our technologies and products; and

         o   the availability of financing.

            Our lack of marketing and operational experience and limited capital resources could make it difficult to attract joint venture partners or to consummate licensing or sales agreements and our failure to enter into joint ventures or consummate any such agreements could have a material adverse effect on our results of operations.

         In order to maintain our ownership interest in two Israeli incubator companies (which developed the Pirocat Technology and Flexitech's PHE technology), we must continue to make payments to those entities. If we are unable to pay the third and fourth installments of the purchase price for our ownership interests in these incubator companies, we will forfeit our interests therein which would have a material adverse effect on our business and negatively impact our future results of operations. We will also require $345,000, the balance due for the acquisition of the interest in the reseable can.

            In addition, we will require substantial additional capital to expand our business to hire administrative, marketing, technical and operational support personnel, and to a lesser extent, for research and development activities. As of the date hereof, we have not identified any sources of and we cannot provide any assurances that we ever will obtain the additional capital necessary to fully effectuate our business goals. Moreover, we cannot provide assurances that additional capital requirements will not arise, or that for periods following fiscal year 2000 we will generate sufficient revenues to cover our expenses or generate profits. If adequate financing is not available, we may be required to delay, scale back or eliminate certain of its research and development programs and marketing and sales programs, forego technology acquisition opportunities, or license third parties to commercialize technologies that we would otherwise seek to develop ourselves. To the extent we raise additional capital by issuing equity securities, holders of our equity securities will be diluted.

            No assurance can be given that we will be able to obtain any working capital or complete any further offerings of securities, or that, if obtained or completed, that such funding will be sufficient or that it will not cause substantial dilution to our shareholders. Further, no assurance can be given as to the completion of research and development activities and the successful marketing of our technologies.

WE MAY FACE RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS, INVESTMENTS, STRATEGIC PARTNERSHIPS OR OTHER VENTURES, INCLUDING WHETHER SUCH TRANSACTIONS CAN BE LOCATED, COMPLETED AND THE OTHER PARTY INTEGRATED WITH OUR BUSINESS ON FAVORABLE TERMS

         As part of our long-term growth strategy, we may seek to acquire or make investments in complementary businesses, technologies, services or products or enter into strategic relationships with parties who can provide access to those assets, if appropriate opportunities arise. From time to time, we may enter into discussions and negotiations with companies regarding our acquiring, investing in, or partnering with their businesses, products, services or technologies. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on commercially acceptable terms or at all. Acquisitions often involve a number of special risks, including the following:

         o we may experience difficulty integrating acquired operations, products, services and personnel;

         o   the acquisition may disrupt our ongoing business;

         o we may not be able to successfully incorporate acquired technology and rights into our service offerings and maintain uniform standards, controls, procedures, and policies;

         o we may not be able to retain the key personnel of the acquired company;

         o the businesses we acquire may fail to achieve the revenues and earnings we anticipated; and

         o we may ultimately be liable for contingent and other liabilities, not previously disclosed to us, of the companies that we acquire.

         We may not successfully overcome problems encountered in connection with potential future acquisitions. In addition, an acquisition could materially adversely affect our operating results by:

         o   diluting your ownership interest;

         o   causing us to incur additional debt; and

         o forcing us to amortize expenses related to goodwill and other intangible assets.

         Any of these factors could have a material adverse effect on our business. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions.

WE WILL RELY ON OUR RELATIONSHIPS WITH OUR STRATEGIC PARTNERS TO GENERATE A PORTION OF OUR BUSINESS AND REVENUES AND OUR BUSINESS COULD SUFFER IF THESE RELATIONSHIPS ARE TERMINATED

         We intend to enter into strategic partnerships, joint ventures and/or teaming arrangements with regional and multinational corporations to promote our technologies and products. In the event that we are unable to develop these relationships or once developed maintain them for any reason, our business, operating results and financial condition could be materially adversely affected. Moreover, we can give you no assurances that any such relationships will result in the sale or licensing of our technologies or products.

UNCERTAINTY OF MARKET ACCEPTANCE OF TECHNOLOGIES AND PRODUCTS

         None of the technologies or products we offer have been available on a commercial basis in the past and we cannot assure you that any of these technologies or products will gain acceptance among the potential users thereof. If we are not successful in promoting our technology products in the future, our ability to generate revenues and our results of operations will be materially adversely effected. See "Business."

OUR MANAGEMENT HAS NO EXPERIENCE OPERATING A PUBLIC COMPANY

         None of the members of our current management team have ever operated a public company. We must develop the skills and knowledge required to operate effectively as a public company and there can be no assurance that we will be able to do so. If we are not successful in developing these skills or do not retain individuals who have significant experience operating a public company, we may never be able to implement all or any portion of our business plan and our business could be materially and adversely affected. Please see the biographies of our management under Item 5. Directors and Executive Officers, Promoters and Control Persons.

UNCERTAINTY OF PATENT PROTECTION AND PROPRIETARY TECHNOLOGY

            We have prepared and filed patent applications covering several of our consumer products in industrial countries. We have not as yet filed patent applications for all of our industrial technologies. Our success depends, in part, on our ability to obtain and protect patents covering, and maintain trade secrecy protection of our industrial technologies, as well as other, future technologies, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that any of our pending or future patent applications will be approved, that we will develop additional proprietary technology that is patentable, that any patents issued to us will provide us with a competitive advantage or will not be challenged by third parties or that the patents of others will not have an adverse effect on our ability to conduct business.

            Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of our processes, or design around any technology that is patented by us. It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to our products. There can be no assurance that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we would incur substantial costs in defending itself in suits brought against us on our patents or in bringing patent suits against other parties.

            In addition to patent protection, we rely on trade secrets, proprietary know-how and technology which we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

OUR SERVICES AND REPUTATION MAY BE ADVERSELY AFFECTED BY PRODUCT DEFECTS OR INADEQUATE PERFORMANCE

         In the event that our products do not perform to specifications or are defective in any way, our reputation may be materially adversely affected and we may suffer a loss of business and a corresponding loss in revenues.

IF WE ARE UNABLE TO RETAIN KEY EXECUTIVES OR HIRE NEW QUALIFIED PERSONNEL, OUR BUSINESS WILL BE ADVERSELYAFFECTED

         Our success greatly depends on our ability to attract and retain key technical, sales, marketing, information systems, and financial and executive personnel. We are especially dependent on the continued services of our senior management team, particularly Hans Joachim Skrobanek and Peter Goerke, our President, and Vice President, respectively, and our key marketing personnel. The loss of either of these persons could have a materially detrimental effect on us. We have not entered into employment agreements with either of these persons. We do not maintain key person life insurance on any of our personnel. If we fail to attract, hire or retain the necessary personnel, or if we lose the services of any member of our senior management team, our business could be adversely affected.

RISKS OF DOING BUSINESS IN FOREIGN COUNTRIES

         We expect to conduct a significant portion of our business outside the United States. Certain risks attach to operations in foreign countries, some of which are described below:

         THE UNCERTAINTY OF THE ENFORCEABILITY OF OUR CONTRACTUAL RIGHTS MAY HAVE A SERIOUS ADVERSE IMPACT ON OUR BUSINESS

         Legal systems in some of the nations in which we expect to conduct operations, including the licensing of our technologies and selling our products, may not be as developed as the United States legal system. Consequently, contract rights which we take for granted in the United States may be unenforceable in some of these jurisdictions. Any inability to enforce contracts or collect payment from clients located in these areas would have material adverse effect on our business and our results of operations.

         CURRENCY EXCHANGE RATE FLUCTUATION

         Some of the overseas contracts by which we provide products and services will be denominated in currencies other than United States Dollars. As a result, we will be subject to the effects of exchange rate fluctuations with respect to any of these currencies.

         CURRENCY REPATRIATION RESTRICTIONS

         Some of the foreign countries in which our clients are located have or may enact laws which restrict conversion of their currencies into United States Dollars. Any inability to convert the entire amount received from contracts performed overseas may limit our ability to utilize revenue generated in such currencies outside of that jurisdiction and restrict us to fund our business activities outside those countries

WE FACE SIGNIFICANT COMPETITION IN ALL ASPECTS OF OUR BUSINESS AND WE CANNOT ASSURE YOU THAT WE CAN COMPETE AGAINST OUR COMPETITORS

         Our technologies and products, which include industrial technologies and consumer products, cover a broad spectrum of industries. We compete against a wide range of companies in all of our technology and product offerings from multinational corporations to universities to local consumer product development companies. Virtually all of our competitors in every business segment in which we offer technologies and products are larger, have greater financial and personnel resources and possess significantly more experience than us. Any one or more of our competitors or other enterprises not presently known to us could develop technologies and/or products which are superior to ours, significantly underprice our products and technologies and/or more successfully market existing, new or competing products and technologies. To the extent that our competitors are able to achieve any of the foregoing, our ability to compete could be materially adversely affected. We can offer no assurance that we will be able to compete successfully against any of our competitors now existing or which enter the market in the future.

         RISKS RELATING TO OUR STOCK

FACTORS AFFECTING MARKET PRICE OF COMMON STOCK

The price of our Common Stock will be influenced by many factors, including:

         o   the depth and liquidity of the market for the Common Stock;

         o   investor perception of us and our technologies and products; and

         o   general economic and market conditions.

The market price of our Common Stock may also be significantly influenced by factors such as announcements by us of new projects or similar announcements by our competitors and quarter-to-quarter variations in our results of operations.

FACTORS OUTSIDE OF OUR CONTROL MAY AFFECT OUR OPERATING RESULTS AND CAUSE OUR RESULTS TO FLUCTUATE

Our financial results may fluctuate significantly because of several factors, many of which are beyond our control. These factors include:

         o   our inability to effectively market our technologies and products;

         o   our failure to keep pace with changing technology;

         o cost associated with marketing our products and services may increase significantly;

         o   downward pressure on prices due to increased competition;

         o   changes in our operating expenses; and

         o   the effect of potential acquisitions.

Fluctuations caused by these and other factors could cause our business to suffer.

WE HAVE NO INTENTION TO PAY DIVIDENDS

         We have never paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not expect to pay any dividends in the foreseeable future.

THE FUTURE SALE OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD EFFECT THE MARKET FOR ANY OF OUR PUBLICLY TRADED SECURITIES

         We may have to sell and issue Common Stock or securities convertible into Common Stock in order to obtain the funding necessary to support our operations which will dilute your shareholdings and may negatively impact the price of our Common Stock. In addition, the market price of our common stock could fall if our stockholders sell substantial amounts of common stock, including shares issued upon the exercise of outstanding options, in the public market following this offering. Such sales might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Please refer to our discussion in "Shares Eligible for Future Sale."

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This Form 8K may include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans and the outcome of any contingencies are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "believe," "plan," "will," "anticipate," "estimate," "expect," "intend" and other phrases of similar meaning. Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations that are expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from our expectations, including the following:

         - we may not be able to secure funds to implement our marketing strategy;

         - we may not successfully integrate technologies, operations, personnel or assets obtained through acquisitions;

         -   we may fail to compete with existing and new competitors;

         -   we may not adequately respond to technological developments; and

         -   we may not be able to find needed financing.

This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere in this report. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in this prospectus under the caption "Risk Factors."

Directors and Executive Officers, Promoters and Control Persons
---------------------------------------------------------------

     Name                         Age                  Title
     ----                         ---                  -----

Hans Joachim Skrobanek             51                President and Director

Peter Goerke                       39                Vice President

James Samuelson                    30                Vice President

Jacques Saunder                    79                Secretary and Director

Hans Joachim Schuerholz            74                Director


         All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors elects the officers annually.

         Hans Joachim Skrobanek has been our President since October 27, 1999 and a Director since December, 1999. From December 1999 to present, Mr. Skrobanek has been a managing director of ERBC Holdings, Ltd., an affiliate by reason of the fact that it holds in excess of 5% of our outstanding shares of common stock. While with ERBC Holdings, Mr. Skrobanek was engaged in project financing and technology transfers from Russia and the Ukraine to the West. From 1995 to 1999, Mr. Skrobanek was employed as a consultant to Eurotech, Ltd. and was directly involved in technology transfers from Russia and Israel to Western markets. Mr. Skrobanek graduated from the University of Frankfurt in 1976 with a Bachelor of Commerce degree.

         Peter Goerke joined us as a Vice President in March of 2000. Mr. Goerke has served as our Vice President since March, 2000. Prior to this he served as the Chief of Department of Intracamion, an international transportation company. He also served as a consultant to the Treuhandanstalt. Mr. Goerke has a Master Degree in Politics from the Institute of International Relations, Moscow, Russia. He is fluent in German, Russian, English and French.

         James Samuelson joined us as a Vice President on February 2000. Mr. Samuelson also serves as the Chief Operating Officer and Chief Financial Officer of our wholly-owned subsidiary Cetoni. From February 1998 to January 2000, Mr. Samuelson served as a Vice President of Corporate Finance for Eastbrokers AG/WMP Bank AG in Vienna, Austria, where he was responsible for all aspects of the firms Investment Banking activities. In 1997, Mr. Samuelson was employed as a Vice President for Grammont, Ltd., a boutique investment banking firm in Paris, France, where he was responsible for the firms private placement and road show activities. Prior to 1997, Mr. Samuelson was engaged in graduate studies. Mr. Samuelson received a Master of Business Administration Degree in 1996 and a Bachelor of Science in Business Administration degree in 1992, both from Creighton University.

         Jacques J. Saunder joined us as a Director in March, 1999. Mr. Saunder also has served, at various times, as our Vice President and Secretary. For the past five years, Mr. Saunder has been the President of Advanced Technologies Industries and from inception until January 2000, President of that company. Mr. Saunder graduated from College Royale Francais in Berlin, Germany in 1938 with a degree in business, from the Haute Etude Commercial in Paris, France in 1949 and from City College of New York in 1965.

         Hans Joachim Schuerholz has served as one of our directors since May, 1999. From 1995 to present, Mr. Schuerholz has served as a managing director and consultant for a real estate company in Saxony, Germany. From 1993 to 1995, Mr. Schuerholz was employed as a legal consultant to the City of Dresden, Germany, in the area of restitution and priority investment law. He graduated from the University of Menster in 1953 with a legal degree.

Executive Compensation
----------------------

         The following table sets forth the information regarding compensation paid (on an annualized basis) for the Named Executive Officer for the periods indicated.

                                  SUMMARY COMPENSATION TABLE
Name and Principle Position                 Year     Salary            Non Cash Compensation
---------------------------                 ----     ------            ---------------------
Hans Joachim Skrobanek-President            1999       -0-             $  -0-          (1)

No other officer, director or employee received a salary (including cash and other compensation) during 1999 in excess of $100,000.

1. Does not include 175,000 shares of common stock issued to Mr. Skrobanek during 1999 as a consultant and prior to his becoming an officer or director.

         STOCK OPTIONS

         INCENTIVE STOCK OPTION PLAN. In 1996, we adopted an Incentive Stock Option Plan whereby we reserved 500,000 shares of common stock for issuance to our employees. Our Board of Directors administers the Stock Option Plan but may delegate such administration to a committee of three persons, one of whom must be a member of the Board. The Board or the Committee has the authority to determine the number of options to be granted, when the options may be exercised and the exercise price of the options, provided that the exercise price may never be less than the fair market value of the shares of the Common Stock on the date the option is granted (110% in the case of any employee who owns more than 10% of the combined voting power or value of all classes of stock. Options may be granted for terms not exceeding ten years from the date of the grant, except for options granted to person holding in excess of 5% of the common stock, in which case the options may not be granted for a term not to exceed five years from the date of the grant.

         As of the date hereof, no options have been granted under the Incentive Stock Option Plan.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth information as of April 27, 2000, regarding the beneficial ownership of Common Stock of (1) each person or group known by us to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each director and officer and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.
                                        Amount of
Name of                                 Beneficial       Percent of Outstanding
Beneficial Owner 1                      Ownership        Shares of Class Owned
------------------                      ---------      -------------------------
Hans Joachim Skrobanek                   175,000                 .01
Peter Goerke                                   0                 *
James Samuelson                                0                 *
Jacques Saunder                           15,000                 *
Hans Joachim Schuerholz                   15,000                 *
Kurt Seifman                           4,184,940                 27.7
Cetoni Holdings                        5,000,000                 33.1

All officers
and directors as a group (4 persons)     205,000                 .01

1. The address for each of the officers and directors named in the foregoing chart is c/o the company.

Certain Relationships and Related Party Transactions
----------------------------------------------------

         By agreement dated July 7, 1999, we agreed to acquire the 50% interest in the resealable can technology which we did not own from Eurotech, Ltd., a former affiliate of ours by virtue of common principal shareholders, officers and directors. In consideration of such acquisition, we agreed to pay an aggregate purchase price of $495,000 for the resealable can technology, $150,000 of which was paid upon execution of the agreement and grant to Eurotech a 6% royalty from revenues generated from the sale or licensing of the technology. We have agreed to pay the balance due under the agreement by September 30, 2000. Eurotech had acquired its interest in the resealable can technology from ERBC Holdings, Ltd. a company of which one of our principle shareholders is the sole shareholder, in 1997 for a purchase price of $495,000.

         During 1996, we entered into an agreement with Eurotech, Ltd. which entitled us to receive 50% of the net profits (after deducting development costs and related expenses attributable to EKOR) derived from the sale or licensing by Eurotech of the EKOR Compound. In addition, pursuant to two separate oral agreements, Eurotech granted to us the right to (i) manufacture EKOR Compound and (ii) develop and manufacture the equipment by which the EKOR Compound is applied. We funded the development of two generations of EKOR Compound mixing and application equipment. By agreement dated November 30, 1999, we transferred to Eurotech all of our right to an interest in the EKOR Compound, including the right (i) to receive 50% of the net revenues derived by Eurotech from the EKOR Compound, (ii) the right to manufacture the EKOR Compound and (iii) the right to manufacture the EKOR Compound mixing and application equipment. In consideration of ceding these rights, Eurotech (i) issued to us 2,000,000 restricted shares of its common stock (each share of which was traded at $5.00 on April 27, 2000 having an aggregate value of $10,000,000), with demand registration rights with the costs to be paid by us, (ii) granted to us a right to receive 2% of the gross revenues derived by Eurotech from the sale, service and licensing of the EKOR Compound, (iii) assumed approximately $1,200,000 of our debt (which included all debt and interest incurred by us under the $750,000 8% Convertible Debentures issued by us in 1999; (iv) Eurotech agreed to extend the due date of the remaining portion owed to them for the repurchase of the resealable technology to September 30, 2000; and (v) returned to us for cancellation 6,975,000 shares of common stock formerly held by CIS Development Corp., one of our founders, which previously had sold those shares to Eurotech.

         By agreement dated June 1996, we engaged ERBC Holdings, Ltd., a company all of whose shares are owned by one of our principal stockholders, to perform certain business and administrative functions for us outside of the United States. ERBC's duties included identifying and negotiating for technologies and products in Europe, Israel and Russia and was responsible for, among other things, assisting us to consummate the transaction by which we acquired Cetoni. In consideration of such services, we agreed to pay to ERBC Holdings, Ltd. the sum of $115,000, which we owe them at the date hereof under this agreement. Further, during 1998 and 1999, ERBC made advances to Cetoni, which aggregated $278,500 as of December 31, 1999. These loans are due on demand and provide for interest at 10% per annum.

         Hans Joachim Skrobanek, our President and a Director, served as a consultant to Eurotech, Ltd. for the period 1995 through 1999. Since our inception, we have been engaged in several transactions with Eurotech, some of which are described above.

Descriptions of Securities
--------------------------

         GENERAL

         Our authorized capital consists of 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of Preferred Stock, par value $.001 per share. At April 12, 2000 there were 15,095,911 shares of common stock and no shares of Preferred Stock outstanding. Set forth below is a summary description of certain provisions relating to our capital stock contained in our Certificate of Incorporation and By-Laws and under the Business Corporation Law of the State of Delaware. The summary is qualified in its entirety by reference to our Certificate of Incorporation and By-Laws and the Delaware corporation laws.

         COMMON STOCK

         Each share of Common Stock entitles the holder thereof to share ratably in dividends and distributions, if any, on the Common Stock when, as and if declared by the Board of Directors, from funds legally available. There are no preemptive, subscription or conversion rights. Upon liquidation, dissolution or winding up of the affairs of the company and after payment of creditors and satisfaction of any amounts outstanding to holders of the Preferred Stock, the assets legally available for distribution will be divided ratably on a share-for-share basis among the holders of the outstanding shares of Common Stock. The holders of the outstanding shares of Common Stock are not entitled to cumulative voting and are entitled to one vote per share with respect to all matters that are required by law to be submitted to a vote of shareholders, including the election of Directors. Accordingly, the holders of more than 50% of the outstanding shares of Common Stock will have the ability to elect all of the Directors.

         PREFERRED STOCK

         As yet, no shares of Preferred Stock have been designated by the Board of Directors. The Board of Directors has the authority, without further action by the holders of the Common Stock, to issue Preferred Stock in one or more series and to fix as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights and any other preference or special rights and qualifications. Shares of Preferred Stock issued by the Board of Directors could be utilized, under certain circumstances, as a method of raising additional capital, for possible acquisitions or for any purpose. The Board of Directors has not authorized the issuance of any series of Preferred Stock and there are no agreements, understandings or plans for the issuance of any Preferred Stock.

         WARRANTS

         In connection with the sale of certain debentures sold during the first quarter of 1999, we issued 770,000 warrants to certain persons who assisted in identifying investors in the debentures, to legal counsel for services rendered in connection with that transaction, and have reserved a like number of shares of Common Stock for issuance upon exercise of such Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $.65 per share or to exercise the Warrants on a cashless basis for a number a of shares determined based upon the market price for the Common Stock on the date of any cashless exercise. Of the outstanding Warrants, 270,000 of them may be exercised through March 5, 2004, 250,000 may be exercised through March 12, 2004 and 250,000 may be exercised through April 14, 2004. The exercise price and the number of shares which a holder of the Warrants is entitled to purchase are subject to adjustment under certain circumstances. We have granted piggy-back registration rights with respect to the shares of Common Stock underlying the Warrants.

         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date hereof, we have a total of 15,095,911 shares of common stock outstanding. Of these outstanding shares, 3,348,471 shares are freely tradable, without restriction by or further registration under the Securities Act of 1933 by persons other than our "affiliates," as defined in Rule 144 under the Securities Act.

         All the other outstanding shares of common stock (11,747,440 shares) are "restricted securities" for purposes of the Securities Act and may not be sold unless they are registered under the Securities Act or unless an exemption from registration, such as that provided by Rule 144, is available.

         We can make no prediction as to the effect, if any, that market sales of shares of Common Stock or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant numbers of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair our future ability to raise capital through an offering of its equity securities.

         TRADING MARKET

         The Common Stock is traded on the EBB-OTC under the symbol "AVDI".

         PRINCIPAL MARKET-MAKERS

         On March 31, 2000, there were eleven (11) active market makers of our common stock. The principal market makers of the Common Stock during 1999 have been EBI Securities Corporation, Fleet Trading Division of Fleet Securities, GVR Company, Sharpe Capital Inc., Hill Thompson Magid and Co. Inc., Herzog, Heine, Geduld, Inc., Knight Securities, Inc., North American Institutional Brokers, North Coast Securities Corporation, Paragon Capital Corporation and Wien Securities Corp.

         NUMBER OF SHAREHOLDERS OF RECORD

         As of March 31, 2000, there were approximately 359 shareholders of record of the Common Stock.

         DIVIDENDS

         To date, we have not declared or paid dividends on our Common Stock. We presently plans to retain earnings, if any, for use in our business.

         TRANSFER AGENT

         Interwest Stock Transfer Company, located at 1981 East Holiday Road, Salt Lake City, Utah, is the transfer agent and registrar for our common stock.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         Successor Issuer Election.

         Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, we elected to become the successor issuer to Aberdeen for reporting purposes under the Securities Exchange Act of 1934 and elect to report under the Act effective January 14, 2000.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         James M. Cassidy resigned as an officer and director of Aberdeen effective upon completion of the Acquisition.

ITEM 7.  FINANCIAL STATEMENTS

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

EXHIBITS

2.1. Agreement and Plan of Reorganization between Kurchatov Research Holdings, Ltd. and Aberdeen Acquisition Corporation. *

3.1.     Articles of Incorporation of Advanced Technology Industries, Inc.

3.2.     By-Laws of Advanced Technology Industries, Inc.

4.1.     Specimen Common Stock Certificate

4.2. Specimen Warrant Certificate issued in connection with an Offering of Debentures.

10.1.    Agreement with Eurotech, Ltd. to Acquire Resealable Can Technology

10.2.    Flexitech, Ltd Acquisition Agreement

10.3.    Pirocat, Ltd. Acquisition Agreement

10.4. Agreement with the Holder of All Oustanding Equity of Cetoni Umwelttechnologies-Entwicklungs.

10.5.    Agreement with Eurotech, Ltd. relating to Silicon (EKOR) Compound.

10.6.    Lease Agreement for Office Space in Berlin, Germany.

23.1.    Consent of Tabb, Conigliaro & McGann, P.C.

27.1.    Financial Data schedule.


*  Previously filed by Form 8-K dated January 20, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                    By: /s/ Hans Joachim Skrobanek
                                        ----------------------------------------
                                        Hans Joachim Skrobanek, President



     Date: May 1, 2000

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                          (A Development Stage Company)

                                FINANCIAL REPORT

                               FOR THE YEARS ENDED
                           DECEMBER 31, 1998 AND 1999

                       ADVANCED TECHNOLOGY INDUSTRIES, INC.
                          (A Development Stage Company)

                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                       Page Nos.
                                                                       ---------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               F-1


CONSOLIDATED BALANCE SHEET                                             F-2
  December 31, 1999


CONSOLIDATED STATEMENTS OF OPERATIONS                                  F-3
  For the Years Ended December 31, 1998
  and 1999 For the Period from Inception
  (October 25, 1995) to December 31, 1999


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)           F-4-F-6
  For the Period from Inception (October 25, 1995) to
    December 31, 1999


CONSOLIDATED STATEMENTS OF CASH FLOWS                                  F-7
  For the Years Ended December 31, 1998
  and 1999 For the Period from Inception (October 25, 1995) to
    December 31, 1999


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F-8-F-29

Board of Directors and Stockholders
Advanced Technology Industries, Inc.


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


We have audited the accompanying consolidated balance sheet of Advanced Technology Industries, Inc., formerly Kurchatov Research Holdings, Ltd. (a development stage company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 1998 and 1999 and the period from inception (October 25, 1995) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Technology Industries, Inc. (a development stage company) at December 31, 1999 and the consolidated results of its operations, stockholders' equity (deficiency) and its cash flows for the years ended December 31, 1998 and 1999 and the period from inception (October 25, 1995) to December 31, 1999, in conformity with generally accepted accounting principles.

As discussed in Notes 1, 5 and 12, during November of 1999, the Company sold its profit interest in certain technology in exchange for the purchaser's stock. While these shares are restricted, their estimated fair value represents a significant portion of the Company's assets and working capital. In addition, the Company recognized an extraordinary gain of $3,349,688 related to the sale of its profit interest, which significantly reduced its net loss for the year ended December 31, 1999.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses from operations since inception and, as of December 31, 1999, had a deficit accumulated during the development stage of $3,697,340. As discussed further in
Note 1 to the consolidated financial statements, these factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                         /S/ TABB, CONIGLIARO & McGANN, P.C.


New York, New York
April 18, 2000

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                        (A Development Stage Company)

                         CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 1999


                                   ASSETS
                                   ------

Current Assets:
  Prepaid expenses                                                  $    26,780
  Securities available-for-sale                                       3,859,000
                                                                    ------------
        Total Current Assets                                          3,885,780

Equipment, net of accumulated depreciation                               65,171
                                                                    ------------
        Total Assets                                                $ 3,950,951
                                                                    ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

Current Liabilities:
  Cash overdraft                                                    $    87,896
  Accrued liabilities                                                 1,511,116
  Current portion of obligations under capital leases                    11,269
  Due to related parties                                                973,557
  Deferred tax liability                                                604,000
                                                                    ------------
      Total Current Liabilities                                       3,187,838
                                                                    ------------
Long-term portion of obligations under capital leases                    19,683
                                                                    ------------
      Total Liabilities                                               3,207,521
                                                                    ------------
Commitments and Other Matters (Notes 1,3,4,7,11,12,13
  14,15 and 16)

Stockholders' Equity:
  Preferred stock - $0.001 par value; 1,000,000 shares
    authorized; -0- shares issued and outstanding                             -
  Common stock - $0.0001 par value; 50,000,000 shares
    authorized; 14,675,911 shares issued and outstanding                  1,468
  Additional paid-in capital                                          3,246,918
  Accumulated other comprehensive income                              1,192,384
  Deficit accumulated during the development stage                   (3,697,340)
                                                                    ------------
      Total Stockholders' Equity                                        743,430
                                                                    ------------
      Total Liabilities and Stockholders' Equity                    $ 3,950,951
                                                                    ============


The accompanying notes are an integral part of these consolidated financial statements.


                                 ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                    (A Development Stage Company)

                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      FOR THE YEARS ENDED         FOR THE PERIOD
                                                          DECEMBER 31,            FROM INCEPTION
                                                   -------------------------     (OCTOBER 25,1995)
                                                       1998         1999        TO DECEMBER 31, 1999
                                                   ------------ ------------    --------------------
Revenues                                           $         -  $         -     $         -
                                                   ------------ ------------    ------------
Costs and Expenses:
  Research and development                             205,983    1,098,192       1,670,374
  Stock-based compensation                                   -    1,070,411       2,125,411
  Consulting fees                                      271,253      348,023         926,776
  Other general and administrative
    expenses                                           221,503      382,226         960,897
  Depreciation expense                                  36,293       58,883         109,479
  Interest and amortization of
    debt issuance costs                                 60,536    1,140,889       1,254,091
                                                   ------------ ------------    ------------
    Total Costs and Expenses                           795,568    4,098,624       7,047,028
                                                   ------------ ------------    ------------
Loss before extraordinary item                        (795,568)  (4,098,624)     (7,047,028)

Extraordinary item - gain on sale
  of technology interest to former
  affiliate, net of income taxes
  of $-0-                                                    -    3,349,688       3,349,688
                                                   ------------ ------------    ------------
     Net Loss                                      $  (795,568) $  (748,936)    $(3,697,340)
                                                   ============ ============    ============
Basic and diluted loss per share

  Before extraordinary item                        $      (.06) $      (.28)
  Extraordinary item                                         -          .23
                                                   ------------ ------------
     Net Loss                                      $      (.06) $      (.05)
                                                   ============ ============
Weighted average shares used in
  basic and diluted loss per share                  13,666,500   14,573,509
                                                   ============ ============

The accompanying notes are an integral part of these consolidated financial statements.

                                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                         (A Development Stage Company)

                                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                   FOR THE PERIOD FROM INCEPTION (OCTOBER 25, 1995) THROUGH DECEMBER 31, 1999

                                                                                    Common Stock                  Additional
                                                              Date of          -------------------------            Paid-in
                                                            Transaction          Shares         Amount             Capital
                                                            -----------        -----------   -----------         -----------
Period from Inception (October 25, 1995)
through December 31, 1997:
----------------------------------------

Issuance of common stock to founders for
  subscriptions ($0.0001 per share)                           10/25/95         12,300,000    $    1,230          $        -
Issuance of stock for legal fees
  ($0.04 per share)                                           10/25/95            500,000            50              19,950
Issuance of stock under consulting agreement
  ($0.04 per share)                                           10/25/95          1,375,000           138              54,862
Issuance of stock under consulting agreements
  ($1.00 per share)                                           12/02/96            230,000            23             229,977
Net loss - 1996                                                                         -             -                   -
Issuance of stock under consulting agreements
  ($1.00 per share)                                           01/10/97            750,000            75             749,925
Issuance of stock for cash pursuant to
  offering ($2.00 per share)                               04/97-09/97            306,500            30             612,970
Offering costs                                                   04/97                  -             -             (50,000)
Comprehensive income:
  Net loss - 1997                                                                       -             -                   -
                                                                               -----------   -----------         -----------
Balance - December 31, 1997                                                    15,461,500    $    1,546          $1,617,684
                                                                               ===========   ===========         ===========

                                                                                  Deficit
                                                            Accumulated       Accumulated              Total
                                                                  Other        During the      Stockholders'
                                                          Comprehensive       Development             Equity       Comprehensive
                                                          Income (Loss)             Stage       (Deficiency)       Income (Loss)
                                                          -------------     -------------      -------------       -------------
Period from Inception (October 25, 1995)
through December 31, 1997:
----------------------------------------

Issuance of common stock to founders for
  subscriptions ($0.0001 per share)                       $          -      $          -       $      1,230
Issuance of stock for legal fees
  ($0.04 per share)                                                  -                 -             20,000
Issuance of stock under consulting agreement
  ($0.04 per share)                                                  -                 -             55,000
Issuance of stock under consulting agreements
  ($1.00 per share)                                                  -                 -            230,000
Net loss - 1996                                                      -          (372,500)          (372,500)
Issuance of stock under consulting agreements
  ($1.00 per share)                                                  -                 -            750,000
Issuance of stock for cash pursuant to
  offering ($2.00 per share)                                         -                 -            613,000
Offering costs                                                       -                 -            (50,000)
Comprehensive income:
  Net loss - 1997                                                    -        (1,267,567)        (1,267,567)       $ (1,267,567)
                                                          -------------     -------------      -------------       -------------
Balance - December 31, 1997                               $          -      $ (1,640,067)      $    (20,837)       $ (1,267,567)
                                                          =============     =============      =============       =============


The accompanying notes are an integral part of these consolidated financial statements.


                                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                         (A Development Stage Company)

                                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                  FOR THE PERIOD FROM INCEPTION (OCTOBER 25, 1995) THROUGH DECEMBER 31, 1999

                                                                                    Common Stock                  Additional
                                                              Date of          -------------------------            Paid-in
                                                            Transaction          Shares         Amount             Capital
                                                            -----------        -----------   -----------         -----------
Year Ended December 31, 1998:
----------------------------

Balance - December 31, 1997, as
 previously reported                                                           15,461,500    $    1,546          $1,617,684
Effect of Cetoni pooling-of-
 interests                                                                      5,000,000           500              27,245
                                                                               -----------   -----------         -----------
Balance - December 31, 1997,
 restated                                                                      20,461,500         2,046           1,644,929
Comprehensive income:
  Net loss, restated for Cetoni
    pooling-of-interests                                                                -             -                   -
  Other comprehensive income,
  net of tax:
    Translation adjustments                                                             -             -                   -
    Unrealized gains                                                                    -             -                   -
                                                                               -----------   -----------         -----------
Balance - December 31, 1998,
 Restated                                                                      20,461,500    $    2,046          $1,644,929
                                                                               ===========   ===========         ===========

                                                                                  Deficit
                                                            Accumulated       Accumulated              Total
                                                                  Other        During the      Stockholders'
                                                          Comprehensive       Development             Equity       Comprehensive
                                                          Income (Loss)             Stage       (Deficiency)       Income (Loss)
                                                          -------------     -------------      -------------       -------------
Year Ended December 31, 1998:
----------------------------

Balance - December 31, 1997, as
 previously reported                                      $          -      $ (1,640,067)      $    (20,837)
Effect of Cetoni pooling-of-
 interests                                                      36,122          (512,769)          (448,902)
                                                          -------------     -------------      -------------
Balance - December 31, 1997,
 restated                                                       36,122        (2,152,836)          (469,739)
Comprehensive income:
   Net loss, restated for Cetoni
     pooling-of-interests                                            -          (795,568)          (795,568)       $   (795,568)
   Other comprehensive income,
   net of tax:
     Translation adjustments                                   (54,137)                -            (54,137)            (54,137)
     Unrealized gains                                                -                 -                  -                   -
                                                          -------------     -------------      -------------       -------------
Balance - December 31, 1998,
  Restated                                                $    (18,015)     $ (2,948,404)      $ (1,319,444)       $   (849,705)
                                                          =============     =============      =============       =============


The accompanying notes are an integral part of these consolidated financial statements.


                                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                         (A Development Stage Company)

                                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     FOR THE PERIOD FROM INCEPTION (OCTOBER 25, 1995) THROUGH DECEMBER 31, 1999

                                                                                 Common Stock                  Additional
                                                              Date of       -------------------------            Paid-in
                                                            Transaction       Shares         Amount             Capital
                                                            -----------     -----------   -----------         -----------
Year Ended December 31, 1999:
----------------------------

Balance - December 31, 1998,
  Restated                                                                  20,461,500        $2,046          $1,644,929
Cancellation of shares issued to
  founders                                                        11/99     (6,795,000)         (679)                679
Stock issued pursuant to
  employment and consulting
  agreements                                                      01/99      1,009,411           101           1,009,310
Value assigned to stock options
  issued in connection with
  consulting agreement                                            01/99              -             -              61,000
Value assigned to 770,000 warrants
  issued in connection with
  convertible debt                                                03/99              -             -             531,000
Comprehensive income:
   Net loss                                                                          -             -                   -
   Other comprehensive income, net of tax:
     Translation adjustments                                                         -             -                   -
     Unrealized gains                                                                -             -                   -
                                                                            -----------   -----------         -----------
Balance - December 31, 1999                                                 14,675,911        $1,468          $3,246,918
                                                                            ===========   ===========         ===========

                                                                                  Deficit
                                                            Accumulated       Accumulated              Total
                                                                  Other        During the      Stockholders'
                                                          Comprehensive       Development             Equity       Comprehensive
                                                          Income (Loss)             Stage       (Deficiency)       Income (Loss)
                                                          -------------     -------------      -------------       -------------
Year Ended December 31, 1999:
----------------------------

Balance - December 31, 1998,
  Restated                                                $    (18,015)     $ (2,948,404)      $ (1,319,444)
Cancellation of shares issued
  to founders                                                        -                 -                  -
Stock issued pursuant to
  employment and consulting
  agreements                                                         -                 -          1,009,411
Value assigned to stock options
  issued in connection with
  consulting agreement                                               -                 -             61,000
Value assigned to 770,000
  warrants issued in connection
  with convertible debt                                              -                 -            531,000
Comprehensive income, net of tax:
  Net loss                                                           -          (748,936)          (748,936)       $   (748,936)
  Other comprehensive income, net of
   tax:
     Translation adjustments                                    92,899                 -             92,899              92,899
     Unrealized gains                                        1,117,500                 -          1,117,500           1,117,500
                                                          -------------     -------------      -------------       -------------
Balance - December 31, 1999                               $  1,192,384      $ (3,697,340)      $    743,430        $    461,463
                                                          =============     =============      =============       =============


The accompanying notes are an integral part of these consolidated financial statements.


                                ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                    (A Development Stage Company)

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                         FOR THE YEARS                    FOR THE PERIOD
                                                                        ENDED DECEMBER 31,                FROM INCEPTION
                                                                 ------------------------------          (OCTOBER 25, 1995)
                                                                     1998              1999             TO DECEMBER 31,1999
                                                                 ------------      ------------         -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                       $  (795,568)      $  (748,936)                $(3,697,340)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Extraordinary gain                                                   -        (3,349,688)                 (3,349,688)
      Stock-based compensation                                             -         1,070,411                   2,125,411
      Interest and amortization of debt issuance
        costs                                                              -         1,068,191                   1,068,191
      Research and development costs                                       -           437,368                     437,368
      Depreciation                                                    36,293            58,883                     109,480
  Cash provided by (used in) the change
    in assets and liabilities:
     Decrease (increase) in prepaid expenses                          88,602           (14,567)                    (26,780)
     Decrease in deferred costs                                      198,801                 -                           -
     Increase (decrease) in cumulative translation
       adjustment                                                    (54,137)           92,899                      74,884
     Increase in accrued liabilities                                 421,195           746,409                   1,511,116
                                                                 ------------      ------------                ------------
    Net Cash Used in Operating Activities                           (104,814)         (639,030)                 (1,747,358)
                                                                 ------------      ------------                ------------
CASH USED IN INVESTING ACTIVITIES
 Capital expenditures                                                      -           (37,057)                   (137,346)
                                                                 ------------      ------------                ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of common stock                                    -                 -                     641,975
 Offering costs                                                            -                 -                     (50,000)
 Proceeds from convertible debentures                                      -            750,000                    750,000
 Financing costs                                                           -           (75,000)                    (75,000)
 Advances from related parties                                       123,972             4,746                     536,186
 Payments under capital lease obligations                                  -            (6,353)                     (6,353)
                                                                 ------------      ------------                ------------
    Net Cash Provided by Financing Activities                        123,972            673,393                  1,796,808
                                                                 ------------      ------------                ------------
Increase (Decrease) in Cash                                           19,158            (2,694)                    (87,896)

Cash Overdraft - Beginning of Period                                (104,360)          (85,202)                          -
                                                                 ------------      ------------                ------------
Cash Overdraft - End of Period                                   $   (85,202)      $   (87,896)                $   (87,896)
                                                                 ============      ============                ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
    Interest                                                     $         -       $    72,898                 $    72,898
                                                                 ============      ============                ============
    Income taxes                                                 $         -       $         -                 $         -
                                                                 ============      ============                ============
SUPPLEMENTAL SCHEDULE OF NON-CASH AND FINANCING ACTIVITIES:
    Equipment purchased under capital
      lease obligations                                          $    13,890       $    23,415                 $    37,305
                                                                 ============      ============                ============
    Convertible debentures and interest
      assumed by Eurotech                                        $         -       $ 1,212,188                 $ 1,212,188
                                                                 ============      ============                ============


The accompanying notes are an integral part of these consolidated financial statements.

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  1 -  BUSINESS AND CONTINUED OPERATIONS

Description of Business
-----------------------

Advanced Technology Industries, Inc. (the "Company" or "ATI") was incorporated under the laws of the State of Delaware on October 25, 1995. On February 1, 2000, the Company changed its name from Kurchatov Research Holdings, Ltd. to Advanced Technology Industries, Inc. The Company was organized to identify, assess and commercialize technologies introduced and developed by scientists throughout the world with particular emphasis on technologies originating in Israel, Germany and Russia.

The Company is in the development stage and its efforts, until recently, included the appointment of Russian scientists to the Company's technical advisory board, the negotiation of an agreement with ERBC Holdings, Ltd. ("ERBC") to manage the Company's operations in Russia (Note 14), the review of certain technologies for commercialization, the negotiation of an agreement with Eurotech, Ltd. ("Eurotech"), a development-stage technology transfer, holding, marketing and management company, to undertake commercialization of the technologies and products which may be identified by the technical advisory board, including the introduction of a certain compound technology known as "EKOR" to Eurotech (Note 3).

During April of 1999, the Company acquired a 20% equity interest in two Israeli technology companies, Flexitech, Ltd. and Pirocat, Ltd. (Note 4). Further, in December of 1999, the Company acquired all of the outstanding capital stock of Cetoni Umwelttechnologie Entwicklungs GmbH ("Cetoni"), a German-based design and engineering firm focused on developing and patenting technologies and products for the consumer market.

In November of 1999, the Company sold its profit interest in the EKOR technology to Eurotech (see Note 12).

To date, the Company and Cetoni have not generated any revenues from operations.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  1 -  BUSINESS AND CONTINUED OPERATIONS (Continued)

Continued Existence
-------------------

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying consolidated financial statements, the Company has incurred losses from operations since inception. Management anticipates incurring substantial additional losses in 2000. Further, the Company may incur additional losses thereafter, depending on its ability to generate revenues from the licensing or sale of its technologies and products, or enter into any or a sufficient number of joint ventures. The Company has no revenue to date. There is no assurance that the Company can successfully commercialize any of its technologies and products and realize any revenues therefrom. The Company's technologies and products have never been utilized on a large-scale commercial basis and there is no assurance that any of its technologies or products will receive market acceptance. There is no assurance that the Company can continue to identify and acquire new technologies. As of December 31, 1999, the Company had an accumulated deficit since inception of $3,697,340.

Management's business plan will require financing. To support its operations during 1999, the Company completed a convertible debenture financing for $750,000 (see Note 8). During November of 1999, the Company sold its profit interest in the EKOR technology to Eurotech in exchange for 2,000,000 shares of Eurotech's restricted common stock, approximately 5% of the outstanding common stock of Eurotech, plus other consideration described in Note 12. These shares are restricted, however, the Company has demand registration rights and piggy-back registration rights. Eurotech's common shares trade in the over-the-counter market and are quoted through the NASD OTC Bulletin Board. The Company plans on either borrowing funds secured by these securities or selling all or a portion of such securities to fund its operations. The market value of the Eurotech securities approximated $3,859,000 at December 31, 1999.

While no assurance can be given, management believes the Company can raise adequate capital to keep the Company functioning during 2000. No assurance can be given that the Company can continue to obtain any working capital or sell all or any of its Eurotech securities, or obtain a loan against its Eurotech securities, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If the Company is unable to raise additional funds, it may be forced to change or delay its contemplated marketing and business plans.

Being a start-up stage entity, the Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of the Company. All of the factors discussed above raise substantial doubt about the Company's ability to continue as a going concern.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  1 -  BUSINESS AND CONTINUED OPERATIONS (Continued)

Continued Existence (Continued)
-------------------

These consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

NOTE  2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of ATI and its majority and wholly-owned subsidiary (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equity Method of Accounting for Unconsolidated Foreign Affiliates
-----------------------------------------------------------------

Investments in companies in which the Company has a 20% to 50% interest and has the ability to exercise significant influence over operating and financial policies are accounted for on the equity method. Accordingly, the Company's proportionate share of their undistributed earnings or losses are included in the statement of operations.

At December 31, 1999, investments in companies accounted for under the equity method consist of the following foreign development-stage technology companies which are located in Israel:

             Flexitech, Ltd. ("Flexitech")       20%
             Pirocat, Ltd. ("Pirocat")           20%

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
-----------------------------------

The consolidated financial statements include various estimated fair value information at December 31, 1999, as required by Statement of Financial Accounting Standards 107, "Disclosures about Fair Value of Financial Instruments". Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value to the Company. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amount approximates fair value because of the short-term maturity of those instruments.

Investment in marketable securities: The fair value of investments in marketable securities is based on quoted prices.

Receivables and payables: The carrying amounts approximate fair value because of the short maturity of those instruments.

All of the Company's financial instruments are held for purposes other than trading.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in Marketable Securities
------------------------------------

The Company accounts for its investments using Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in debt and Equity Securities" ("SFAS No. 115"). This standard requires that certain debt and equity securities be adjusted to market value at the end of each accounting period. Unrealized market value gains and losses are charged to earnings if the securities are traded for short-term profit. Otherwise, such unrealized gains and losses are charged or credited to comprehensive income.

Management determines the proper classifications of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and reevaluates such designations as of each balance sheet date. At December 31, 1999, all securities covered by SFAS No. 115 were designated as available for sale. Accordingly, these securities are stated at fair value, with unrealized gains and losses reported in comprehensive income. Realized gains and losses on sales of investments are determined on a specific identification basis.

Equipment
---------

Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of 3 to 5 years.

Impairment of Assets
--------------------

The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets.

Advertising Expenses
--------------------

Advertising expenses are charged to operations when incurred. There were no advertising expenses for the years ended December 31, 1998 and 1999.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------

Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Revenue Recognition
-------------------

The Company expects that it will derive substantially all of its revenue from the sale, licensing and sub-licensing of its technologies and products. Revenue from the sale of technology will be recognized in the year of sale. Revenue from licensing and sub-licensing will be recognized in the periods when the fees have been earned.

Research and Development
------------------------

Research and development costs are charged to expense as incurred, unless they are reimbursed under specific contracts. Losses incurred on the equity basis in the Company's interest in two Israeli technology companies are included in research and development expenses. In addition, a technology acquisition concluded during 1999 by its German subsidiary, aggregating $495,000, was charged to research and development expenses during 1999.

Stock-Based Compensation
------------------------

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees". In accordance with the provisions of SFAS No. 123, the Company discloses the proforma effects of accounting for these arrangements using the minimum value method to determine fair value.

Translation of Foreign Currencies
---------------------------------

In accordance with Statement No. 52 of the Financial Accounting Standards Board, balance sheet accounts are translated at the exchange rate as of the balance sheet date and income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of different exchange rates from period to period are included in Comprehensive Income and no longer as a separate component of Stockholders' Equity.

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share of Common Stock
------------------------------

Basic net loss per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented.

Common stock equivalents, consisting of options and warrants, discussed in Note 11, were not included in the calculation of diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

Deferred Financing Costs
------------------------

Financing costs in connection with the March and April 1999 Convertible Debenture offerings are being amortized over the expectant life (180 days) of the obligation. The expectant life was determined to be the conversion date that was most beneficial to the noteholder, in accordance with Emerging Issues Task Force ("EITF") topic no. D-60.

Segment Information
-------------------

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way public enterprises report information about operating segments in annual consolidated financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. Adoption of SFAS No. 131 did not have a material effect on the Company's financial position or results of operations, but did affect the disclosure of segment information, as presented in Note 15.

Software
--------

In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which revises the accounting for software development costs and will require the capitalization of certain costs. The adoption of SOP 98-1 did not have an effect on the Company's financial position or results of operations.

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income
--------------------

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income, defined as all changes in equity from non-owner sources. Adoption of SFAS No. 130 did not have a material effect on the Company's financial position or results of operations. SFAS No. 130 requires foreign currency translation adjustments and unrealized gains or losses on investments to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS No.
130. Accumulated other comprehensive income, at December 31, 1999, consists of the following:

               Foreign currency translation adjustments                $ 74,884
               Unrealized gains on investments, net of
                taxes of $604,000                                     1,117,500
                                                                     ----------
                                                                     $1,192,384
                                                                     ==========

Reclassifications
-----------------

Certain prior year balances have been reclassified to conform with the current year presentation.

NOTE  3 -  RESEARCH AND DEVELOPMENT AGREEMENT

In 1996, the Company executed an agreement with Eurotech, a former affiliate, pursuant to which Eurotech will remit to the Company 50% of the net profits derived from the commercialization of, or other income generated from, any technologies furnished to Eurotech by the Company's technical advisory board. Under this agreement, the Company's technical advisory board will identify technologies and forward such technologies to Eurotech which will seek avenues for their commercialization.

Under the agreement with Eurotech, the Company has identified and introduced to Eurotech a certain technology known as "EKOR" with potential uses in connection with containing both solid and liquid radioactive materials, suppressing radioactive dust and preventing such materials and dust from escaping into the atmosphere and from leaching into and contaminating ground/water supplies. There can be no assurance that this technology will be commercially saleable or profitable.

On November 30, 1999, the Company sold its profit interest in the EKOR technology to Eurotech (see Note 12).

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  4 - ACQUISITIONS

Investments in Israeli Technology Companies
-------------------------------------------

During April of 1999, pursuant to agreements with Ofek Le-Oleh Foundation, Ltd. (the "Foundation"), an Israeli incubator with authority from the Israeli government, the Company has invested in two Israeli technology companies:
Flexitech, Ltd. and Pirocat, Ltd. Under those agreements, the Company received 20% of each Israeli technology company's common equity in exchange for its investment of $60,000 in each company.

The investment is payable in installments of $15,000, to each company, due in April of 1999, October of 1999, April of 2000 and October of 2000. In connection with these investments, the Company also has obtained an option to purchase an additional 20% to 25% of the common equity for a sum to be determined in the future, which options are exercisable for a period of 90 days commencing after the first year of the development period (generally two years from registration as an Israeli corporation). During the development period, the sale or other transfer of 25% or more of the inventor's equity of each of Flexitech and Pirocat requires the consent of the Chief Scientist of the Israeli Ministry of Commerce and Technology. The Company's options to acquire additional common equity of the Israeli technology companies are exercisable within such two-year periods and any acquisition of the common equity purchasable thereunder will, therefore, require the Chief Scientist's consent. The agreements require the Company to pay royalties on future revenue generated from the commercialization of the technologies developed by these Israeli companies.

The Company's share of losses incurred from these research companies has been accounted for on the equity basis and is included in research and development expenses. The amount charged to research and development expenses for the year ended December 31, 1999 was $60,000, which reduced the Company's investment in these two companies to zero.

There can be no assurance that these development projects will result in useful technologies or that the same will be commercially saleable or profitable.

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  4 - ACQUISITIONS (Continued)

Cetoni Umwelttechnologie-Entwicklungs GmbH - Pooling-of-Interests
-----------------------------------------------------------------

On December 6, 1999, the Company completed the acquisition of all of the outstanding shares of the capital stock of Cetoni Umwelttechnologie-Entwicklungs GmbH ("Cetoni") for 5,000,000 shares of the Company's restricted common stock. Cetoni is a German-based design and engineering firm focused on developing and patenting technologies and products for the consumer market. Since 1995, Cetoni has designed and patented products for the beverage, automotive accessory, sport, healthcare, household, office and general consumer markets. Cetoni has no revenues through April 18, 2000. Management of Cetoni believes that the research and development stage has been completed on the majority of its products and believes that they are ready for commercialization in consumer markets.

The acquisition has been accounted for as a pooling-of-interests. Accordingly, the Company's consolidated financial statements have been restated for all periods prior to the business combination to include the combined results of ATI and Cetoni.

Net sales, loss before extraordinary item and net loss for the individual companies reported prior to the business combination were as follows:


                                                   Years Ended December 31,
                                              -------------------------------
                                                  1998               1999
                                              ------------       ------------
          Net Sales:
            ATI                               $         -        $         -
            Cetoni                                      -                  -
                                              ------------       ------------
                Total                         $         -        $         -
                                              ============       ============
          Loss Before Extraordinary Item:
            ATI                               $  (414,446)       $(2,916,735)
            Cetoni                               (381,122)        (1,181,889)
                                              ------------       ------------
                Total                         $  (795,568)       $(4,098,624)
                                              ============       ============
          Net Income (Loss):
            ATI                               $  (414,446)       $   432,953
            Cetoni                               (381,122)        (1,181,889)
                                              ------------       ------------
                Total                         $  (795,568)       $  (748,936)
                                              ============       ============

                     ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  4 - ACQUISITIONS (Continued)

Cetoni Umwelttechnologie-Entwicklungs GmbH - Pooling-of-Interests
-----------------------------------------------------------------
(Continued)
----------

The conforming of the accounting practices of ATI and Cetoni resulted in no adjustments to net loss or shareholders' equity. There were no significant intercompany transactions between ATI and Cetoni other than loans by ATI to Cetoni during 1999.

Resealable Can Technology
-------------------------

During 1999, the Company's German subsidiary acquired from Eurotech the rights to a certain resealable can technology for $150,000 in cash and $345,000 due on September 30, 2000. The purchase price of $495,000 was charged to research and development expenses during the year ended December 31, 1999.

NOTE  5 - SECURITIES AVAILABLE-FOR-SALE

Securities available-for-sale consist of 2,000,000 shares of Eurotech restricted common stock, which trade in the over-the-counter market and are quoted through the NASD OTC Bulletin Board. The fair value of such equity securities at December 31, 1999 was estimated at $3,859,000. The amortized cost basis was $2,137,500 and the unrealized gain was $1,721,500 at December 31, 1999.

NOTE  6 - EQUIPMENT

Equipment at December 31, 1999 consisted of the following:

                Cost                                          $ 149,259
                Less: Accumulated depreciation                   84,088
                                                              ---------
                                                              $  65,171
                                                              =========

Depreciation expense for the years ended December 31, 1998 and 1999 amounted to $36,293 and $58,883.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  7 - OBLIGATIONS UNDER CAPITAL LEASES

The Company is the lessee of transportation equipment under capital leases expiring in 2002. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset.

The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the years ended December 31, 1998 and 1999.

As of December 31, 1999, property held under capital leases was as follows:

            Transportation equipment                             $ 50,849
            Less: Accumulated depreciation                          9,250
                                                                 --------
                                                                 $ 41,599
                                                                 ========

Minimum future lease payments under capital leases are as follows:

                As of December 31,
                -----------------

                      2000                                       $ 13,133
                      2001                                         13,133
                      2002                                          7,839
                                                                 --------
                Total minimum lease payments                       34,105
                Less: Amount representing interest                  3,153
                                                                 --------
                Obligations Under Capital Leases                 $ 30,952
                                                                 ========

Interest rates on capitalized leases vary from 6.868% to 7.502%, based upon the lower of the Company's incremental borrowing rate at the inception of the lease or the lessors' implicit rate of return.

                Current portion of obligations under
                  capital leases                                 $ 11,269
                Long-term portion of obligations
                  under capital leases                             19,683
                                                                 --------
                                                                 $ 30,952
                                                                 ========

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  8 - CONVERTIBLE DEBENTURES

During March and April 1999, the Company completed a private placement of $750,000 of 9% convertible debenture notes, due in March and April of 2001. Interest on the debentures is payable in cash or in shares of common stock calculated by dividing the interest accrued by the lesser of $1.05 or 60% of the average closing bid price per share of common stock for the five trading days preceding the interest payment date. As additional consideration, the Company issued separate warrants to the purchasers to acquire an aggregate of 375,000 shares of the Company's common stock at $0.65 per share. The value of the warrants issued to the purchasers was estimated at $259,000, as further described in Note 11, and was charged to operations as interest expense over the six-month period ended September 30, 1999. The warrants are exercisable over five years. In addition, the Company issued warrants to the finders of the transaction and its counsel to purchase an aggregate of 395,000 shares of common stock at a price of $0.65 per share, exercisable for a five-year period after the closing of the transaction. Further, the holders of the warrants were granted piggy-back registration rights with respect to the shares of common stock underlying the warrants.

The debenture agreement permits the holders of the debentures to convert the debt into shares of common stock at beneficial conversion rates over the two-year term of the debentures. The conversion price is the lower of $1.05, or the average bid price per share of the Company's common stock for five trading days immediately preceding the conversion date, multiplied by 60%. The Company, at its option, may redeem the debentures at $1,162,500. The excess of the redemption price of $1,162,500 over $750,000, or $412,500, was charged to operations as interest expense over the six-month period ended September 30, 1999.

Costs in connection with the $750,000 Convertible Debenture offering allocated to the Convertible Debentures were comprised of: (I) a placement fee to an unrelated party amounting to $75,000 and (ii) warrants issued to the placement agent and its counsel to purchase 395,000 shares of the Company's common stock at $0.65 per share, valued at $272,000, as further described in Note 11. The Company amortized such costs as interest expense over the six-month period ended September 30, 1999.

Proceeds of the offering were used to pay the first payment for the acquisition of equity interests in two Israeli technology companies, past due legal fees, and advances to Cetoni.

On November 30, 1999, as part of the sale of the Company's rights to the EKOR technology, all outstanding principal, interest and other fees related to the convertible debentures were assumed by Eurotech. The Company accounted for the assumption of the debt by Eurotech as if the Company had redeemed the debt.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  9 -  INCOME TAXES

The Company was not required to provide for a provision for income taxes for the years ended December 31, 1998 and 1999 as a result of net operating losses incurred during those years.

The components of deferred tax assets and liabilities at December 31, 1999 are as follows:

                  Deferred Tax Assets:
                    Net operating loss carryforwards                    $ 85,000
                    Compensatory element of stock issuances              518,000
                                                                        --------
                      Total Gross Deferred Tax Assets                    603,000

                    Less:  Valuation allowance                           518,000
                                                                        --------
                      Net Deferred Tax Assets                           $ 85,000

                  Deferred Tax Liability:
                    Unrealized gains on available-for-sale
                      securities                                        $689,000
                                                                        ========

                      Net Deferred Tax Liability - Current              $604,000
                                                                        ========

The net change in the valuation allowance for deferred tax assets was a decrease of approximately $303,000. The current deferred tax liability of approximately $604,000 was recorded in other comprehensive income during 1999 and included in accumulated other comprehensive income in stockholders' equity as of December 31, 1999.

As of December 31, 1999, the Company had available approximately $211,000 of net operating losses ("NOL") for income tax purposes that may be carried forward to offset future taxable income, if any. The NOL carryforwards from December 31, 1997 and prior years expire during the years 2010 through 2013, and the December 31, 1998 and 1999 NOL carryforwards expire in the years 2018 and 2019, respectively. Pursuant to Section 382 of the Internal Revenue Code, substantial restrictions are imposed on the utilization of net operating loss carryforwards in the event of an ownership change.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  9 -  INCOME TAXES (Continued)

A reconciliation between the statutory federal income tax rate (34%) and the Company's effective rate is as follows:


                                                           1998            1999
                                                         -------         -------
                  Federal statutory rate                 (34.0)%         (34.0)%
                  Non-deductible expenses and
                   unutilized foreign losses              17.3            54.0
                  Change in valuation allowance           16.7           (20.0)
                                                         -------         -------
                    Effective rate                         -0- %           -0- %
                                                         =======         =======
NOTE 10 -  ACCRUED LIABILITIES

Accrued liabilities at December 31, 1999 consist of the following:


                     Professional fees                          $  252,279
                     Consulting fees                               693,048
                     Obligation for resealable
                       can technology purchase                     345,000
                     Other                                         220,789
                                                                ----------
                           Total                                $1,511,116
                                                                ==========
NOTE 11 -  STOCKHOLDERS' EQUITY

Common Stock
------------

In connection with the organization of the Company, in October 1995, the Company issued 12,300,000 shares to its founders, CIS Development Corp. ("CIS") and ERBC, for subscriptions totalling $1,230.

For the period from inception (October 25, 1995) through December 31, 1996, the Company issued 2,105,000 shares of common stock as consideration for legal and consulting services performed by various consultants, including related parties, through December 31, 1996. Shares issued under these arrangements were valued at $305,000, which was charged to operations for the year ended December 31, 1996.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 -  STOCKHOLDERS' EQUITY (Continued)

Common Stock (Continued)
------------

During the year ended December 31, 1997, the Company issued 750,000 shares of common stock pursuant to consulting arrangements with various consultants, including related parties. Shares issued under these arrangements were valued at $750,000, which was charged to operations during 1997.

Pursuant to an offering under Rule 504 of Regulation D of the Securities Act of 1933, the Company offered for sale 487,500 shares of its common stock at $2.00 per share. During 1997, the Company sold 306,500 shares of its common stock under this offering, and derived aggregate proceeds of $613,000. Costs in connection with this offering approximated $50,000 and were charged against paid-in capital during the year ended December 31, 1997.

In January of 1999, the Company issued 1,009,411 shares of its common stock pursuant to one-year consulting agreements with various consultants, including related parties. Shares issued under these agreements were valued at $1,009,411, which was charged to operations during 1999.

In December of 1999, in connection with the acquisition of the capital stock of Cetoni, the Company issued 5,000,000 shares of its common stock to the shareholders of Cetoni (Note 4).

Warrants
--------

At December 31, 1999, there were warrants outstanding to purchase 770,000 shares of the Company's common stock at $0.65 per share as described in Note 8. The warrants were valued at $531,000 using the Black-Scholes pricing model with the following assumptions:

                      Risk-free interest rate                 5.0%
                      Expected life                           2 years
                      Expected volatility                     65.0%
                      Dividend yield                          0%

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 -  STOCKHOLDERS' EQUITY (Continued)

Options - Outside the Stock Option Plan
---------------------------------------

Pursuant to a financial consulting agreement executed in January of 1999, the Company issued to the consultant options to purchase 100,000 shares of its common stock at prices ranging from $0.50 to $2.00 per share. The options expire on December 31, 2000. These options were valued at $0.61 each on the grant date using the Black-Scholes option-pricing model with the following assumptions:

                  Risk-free interest rate                     5.0%
                  Expected life                               2 years
                  Expected volatility                         65.0%
                  Dividend yield                              0%

Compensation costs charged to operations was $61,000 in 1999.

Earnings Per Share
------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:


                  Options to purchase common stock                      100,000
                  Warrants to purchase common stock                     770,000
                  Letter of intent to acquire Bavaria Tech based
                     on estimate of exchange ratio                    3,000,000
                                                                      ---------
                  Total as of December 31, 1999                       3,870,000
                                                                      =========
                  Substantial issuance after December 31, 1999
                    through March 31, 2000:

                    Issuance of common stock for acquisition of
                      Aberdeen Corp. - January 2000                     400,000
                                                                      =========
Preferred stock
---------------

The Company has authorized 1,000,000 shares of preferred stock, par value - $.001 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 -  STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan
-----------------

In 1996, the Company adopted an incentive stock option plan. Under the plan, which authorizes the granting of incentive stock options or non-incentive stock options, the maximum number of shares of common stock for which options may be granted is 500,000 shares. Options may be granted for terms not exceeding ten years from the date of grant, except for options granted to persons holding in excess of 5% of the common stock, in which case the options may not be granted for a term not to exceed five years from the date of grant. As of December 31, 1999, no options have been granted under this stock option plan.

NOTE 12 - EXTRAORDINARY GAIN ON SALE OF RIGHTS TO TECHNOLOGY

On November 30, 1999, the Company transferred to Eurotech its rights to receive 50% of the net revenues derived by Eurotech from the EKOR technology. In consideration of ceding these rights, Eurotech (I) issued to the Company 2,000,000 restricted shares of its common stock valued at $2,137,500; (ii) granted the Company a right to receive 2% of the gross revenues derived by Eurotech from the sale, service and licensing of the EKOR technology; (iii) returned to the Company for cancellation 6,795,000 shares of the Company's common stock previously issued to one of its founders; (iv) assumed $1,212,188 of the Company's debt, which included $750,000 of debt, plus accrued interest, incurred by the Company, pursuant to certain 9% Convertible Debentures issued by the Company in 1999; and (v) transferred its royalty rights to a certain resealable can technology, which the Company's German subsidiary had purchased from Eurotech earlier in 1999. The Company recognized an extraordinary gain of $3,349,688 related to the sale of its profit interest in the EKOR technology.

NOTE 13 - RELATED PARTY TRANSACTIONS

Amounts due to related parties represent various demand notes, including interest at 10%, payable to certain shareholders, relatives of shareholders and companies affiliated with shareholders. Interest expense accrued on these demand notes totalled $72,850 in 1999 and $47,131 in 1998.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 -  COMMITMENTS AND OTHER MATTERS

Consulting Agreement - ERBC
---------------------------

By letter dated June 1, 1996, the Company engaged ERBC, an affiliate of the Company by virtue of common shareholders, as a consultant for a one-year period to undertake all aspects of the Company's operations in Russia. Pursuant to the letter agreement, the Company agreed to pay ERBC a fee of $115,000 for the year during which it has been engaged. During June 1997, the Company renewed the agreement with ERBC for an additional one year period on like terms. During June 1998, the Company renewed the agreement with ERBC for an additional one year term and agreed to pay ERBC a fee of $168,577 for the year during which it has been engaged. This agreement was extended under the same terms for one-year period commencing June 1, 1999. For the years ended December 31, 1998 and 1999, the Company incurred $146,253 for each year related to this agreement. Included in accrued liabilities as of December 31, 1999 is $413,048 related to this agreement.

Consulting Agreement - CIS
--------------------------

By letter dated January 1, 1997, the Company engaged CIS, an affiliate of the Company by virtue of common shareholders, and common management, as a consultant for a three-year period to review technologies developed by the Russian researchers and scientists and to identify commercial outlets for such technology. The agreement automatically renews for a two-year period upon expiration of the initial term. Under the terms of the agreement, CIS will receive $125,000 per year. The agreement was cancelled effective December 31, 1999.

Included in consulting fees for each of the years ended December 31, 1998 and 1999 is $125,000 per year related to this agreement. Included in accrued liabilities as of December 31, 1999 is $230,000 related to this agreement.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 -  COMMITMENTS AND OTHER MATTERS (Continued)

International Operations
------------------------

The Company has strategic alliances, collaboration agreements, licensing agreements with entities which are based and/or have operations in Russia and Ukraine. Both of these countries have experienced volatile and frequently unfavorable economic, political and social conditions. The Russian economy and the Ukrainian economy are characterized by declining gross domestic production, significant inflation, increasing rates of unemployment and underemployment, unstable currencies, and high levels of governmental debt as compared to gross domestic production. The prospects of wide-spread insolvencies and the collapse of various economic sectors exist in both countries.

In view of the foregoing, the Company's business, earnings, asset values and prospects may be materially and adversely affected by developments with respect to inflation, interest rates, currency fluctuations, government policies, price and wage controls, exchange control regulations, taxation, expropriation, social instability, and other political, economic or diplomatic developments in or affecting Russia and Ukraine. The Company has no control over such conditions and developments, and can provide no assurance that such conditions and developments will not adversely affect the Company's operations.

Letter of Intent
----------------

On May 26, 1999, the Company entered into a non-binding letter of intent with Bavaria Tech, Ltd., formerly known as Arbat American Autopark, Ltd. and hereinafter referred to as "Bavaria Tech", an affiliate of the Company by virtue of common principal shareholders. The letter of intent contemplates that the Company will acquire all Bavaria Tech's outstanding common shares for common shares of ATI based upon a valuation of the assets of Bavaria Tech. The Company estimates that the number of shares which the Company would issue under this letter of intent would approximate 3 million shares.

The letter of intent is subject to the completion of a definitive agreement, Bavaria Tech completing its acquisition of certain technology developed by scientists in Israel, satisfactory due diligence review, satisfactory technology appraisal, approval of the transaction by the board of directors of ATI and Bavaria Tech, approval of the transaction by shareholders of ATI and Bavaria Tech, and satisfactory confirmation from an investment banker that the transaction is fair to the ATI's shareholders and Bavaria Tech's shareholders.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - SEGMENT REPORTING

The Company's business is organized on a geographic basis, and the Company's Chief Operating Decision Maker assesses performance and allocates resources on this basis. The information provided in the following section is representative of the information used by the Chief Operating Decision Maker in deciding how to allocate resources and in assessing performance.

The Company has two geographic reportable segments: U.S.A. and Germany. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on income (loss) before interest and extraordinary item. Segment results for 1998 and 1999 are as follows:

                                           U.S.A.             Germany          Eliminations        Consolidated
                                        -----------         -----------        ------------        ------------
  1998:
  ----
  Loss before interest
   and extraordinary
   item                                $  (414,446)        $  (320,585)         $         -        $  (735,031)
                                       ============        ============         ============       ============
  Depreciation and
   amortization                        $    25,000         $    11,293          $         -        $    36,293
                                       ============        ============         ============       ============

  Identifiable Assets                  $    42,745         $    47,784          $         -        $    90,529
                                       ============        ============         ============       ============

  1999:
  ----

  Loss before interest
   and extraordinary
   item                                $(1,848,547)        $(1,109,188)         $         -        $(2,957,735)
                                       ============        ============         ============       ============
  Depreciation and
   amortization                        $    42,500         $    16,383          $         -        $    58,883
                                       ============        ============         ============       ============

  Identifiable Assets                  $ 4,248,988         $    91,951          $  (389,988)       $ 3,950,951
                                       ============        ============         ============       ============

                    ADVANCED TECHNOLOGY INDUSTRIES, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 -  SUBSEQUENT EVENTS

Options - Outside the Stock Option Plan
---------------------------------------

On January 7, 2000, the consultant exercised 30,000 options at $0.50.

Reorganization
--------------

Pursuant to an Agreement and Plan of Reorganization, effective January 14, 2000, the Company acquired all the outstanding shares of common stock of Aberdeen Acquisition Corporation ("Aberdeen"), a Delaware corporation, from the shareholders thereof, in an exchange for cash of $150,000, plus 400,000 shares of common stock of the Company valued at $500,000. As a result of this transaction, Aberdeen has become a wholly-owned subsidiary of ATI effective on January 14, 2000. The costs of this transaction will be charged to operations during 2000.

Leases
------

On February 28, 2000, ATI entered into a lease for office space in Berlin at a monthly rental rate of DM10,088, or $6,505, subject to annual adjustment. Its lease term begins March 1, 2000 and expires on February 28, 2005.